Exhibit 9(c)(2)

                                   EXHIBIT B
                           Pricing Authorization Form

Scudder Mutual Funds, Inc. hereby requests and authorizes The First National Bank of Boston ("Bank") to use the following price sources, market indices and tolerance ranges for performing fund pricing and evaluating the reasonability of security prices for Scudder Gold Fund.

Security                 Source/            Tolerance        Back-Up for             General
  Type                Type of Quote           Level        Tolerance Fails           Back-Up
--------              -------------         ---------      ---------------           -------
Foreign Equity      IDC Last Sale/Mean       5.0%           Bridge = Canada          Scudder = Canada
                                                            Scudder = all others

Foreign Bond        IDC Last Sale            2.0%           Scudder                  Scudder

Listed Equity       IDC Last Sale/Mean       5.0%           Bridge                   Scudder
 (NYSE/AMEX)

OTC Equity          IDC Last Sale/High       5.0%           Bridge
(NASDAQ)              or Inside Bid

Exchange Rates      FX Department            1.5%           Scudder                  Scudder

Options             IDC Last Sale/Mean       10.0%          Bridge                   Scudder

Futures             IDC Last Sale/Mean       same as        Bridge                   Scudder
                                             underlying
                                             holding

This pricing authorization form is subject to change at any time with respect to the source or type of quote, tolerance level or back-up source. Any items valued by the Valuation Committee may deviate from this pricing authorization form.

We understand that the Bank does not assume responsibility for and shall not be liable for the accuracy of or any other matter relating to the quotations provided by any of the sources noted above, so long as the Bank uses reasonable efforts to assess their accuracy by performing reasonability tests using the tolerance ranges and indices noted above.

     Scudder Mutual Funds, Inc.      The First National Bank of Boston

     /s/ Daniel Pierce               /s/ [Illegible]
     --------------------------      ---------------------------------
     Title: President                Title: Senior Manager

     January 2, 1991                 January 10, 1991
     Date                            Date